PURCHASE AND SALE AGREEMENT

                                      among

                          ENGINEERING ANIMATION, INC.,

                                EAI HOLDING GMBH

                                       and

                                DASSAULT SYSTEMES



                                -----------------


                          Dated as of February 29, 2000

                                -----------------




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                                                             v

                                                 TABLE OF CONTENTS

                                            PURCHASE AND SALE AGREEMENT

ARTICLE I.            PURCHASE AND SALE..........................................................................1
     Section 1.1.          Purchased Stock.......................................................................1
     Section 1.2.          Purchase Price........................................................................2
     Section 1.3.          Closing...............................................................................2
ARTICLE II.           REPRESENTATIONS AND WARRANTIES OF SELLER...................................................2
     Section 2.1.          Corporate Organization................................................................2
     Section 2.2.          Capitalization........................................................................3
     Section 2.3.          Authority; No Violation...............................................................3
     Section 2.4.          Consents and Approvals................................................................4
     Section 2.5.          Certain Customer Relationships........................................................4
     Section 2.6.          Compliance with Applicable Law........................................................4
     Section 2.7.          Financial Statements..................................................................4
     Section 2.8.          Absence of Certain Changes or Events..................................................5
     Section 2.9.          Legal Proceedings and Restrictions....................................................5
     Section 2.10.         Taxes and Tax Returns.................................................................5
     Section 2.11.         Delta Employee Benefits...............................................................6
     Section 2.12.         Employment and Labor Relations........................................................6
     Section 2.13.         Contracts.............................................................................6
     Section 2.14.         Undisclosed Delta Liabilities.........................................................7
     Section 2.15.         Environmental Liability...............................................................8
     Section 2.16.         Asset Ownership.......................................................................8
     Section 2.17.         Real Property.........................................................................8
     Section 2.18.         Intellectual Property.................................................................9
     Section 2.19.         Software.............................................................................11
     Section 2.20.         Ongoing Projects.....................................................................12
     Section 2.21.         General Terms and Conditions and License Agreement...................................12
     Section 2.22.         Broker's Fees........................................................................12
     Section 2.23.         Disclosure...........................................................................13
ARTICLE III.          REPRESENTATIONS AND WARRANTIES OF BUYER...................................................13
     Section 3.1.          Corporate Organization...............................................................13
     Section 3.2.          Authority; No Violation..............................................................13
     Section 3.3.          Consents and Approvals...............................................................13
     Section 3.4.          Broker's Fee.........................................................................14
ARTICLE IV.           COVENANTS RELATING TO CONDUCT OF BUSINESS.................................................14
     Section 4.1.          Conduct of Business Prior to Closing.................................................14
     Section 4.2.          Seller Forbearances..................................................................14
ARTICLE V.            ADDITIONAL AGREEMENTS.....................................................................15
     Section 5.1.          Regulatory and Other Matters.........................................................15
     Section 5.2.          Access to Information................................................................15
     Section 5.3.          Additional Agreements................................................................15
     Section 5.4.          Advice of Changes....................................................................15
     Section 5.5.          Post-Closing Remittances.............................................................15
     Section 5.6.          Intercompany Debt; Intercompany Agreements...........................................16
     Section 5.7.          Non-Competition......................................................................16
     Section 5.8.          Website Link; Name of Delta..........................................................16
     Section 5.9.          Other Employees......................................................................17
     Section 5.10.         Employee Stock Options...............................................................17
ARTICLE VI.           CONDITIONS PRECEDENT......................................................................17
     Section 6.1.          Conditions to Each Party's Obligation To Close.......................................17
     Section 6.2.          Conditions to Obligations of Buyer...................................................18
     Section 6.3.          Conditions to Obligations of Seller..................................................18
ARTICLE VII.          TERMINATION AND AMENDMENT.................................................................19
     Section 7.1.          Termination..........................................................................19
     Section 7.2.          Effect of Termination................................................................19
     Section 7.3.          Amendment; Extension; Waiver.........................................................19
ARTICLE VIII.         SURVIVAL AND INDEMNIFICATION..............................................................20
     Section 8.1.          Survival of Representations, Warranties and Covenants................................20
     Section 8.2.          Indemnification by Buyer.............................................................20
     Section 8.3.          Indemnification by Seller............................................................20
     Section 8.4.          Claims for Indemnification...........................................................21
     Section 8.5.          Insurance Proceeds...................................................................22
ARTICLE IX.           GENERAL PROVISIONS........................................................................22
     Section 9.1.          Expenses.............................................................................22
     Section 9.2.          Confidential Nature of Information...................................................22
     Section 9.3.          Notices..............................................................................22
     Section 9.4.          Interpretation.......................................................................23
     Section 9.5.          Counterparts.........................................................................24
     Section 9.6.          Entire Agreement.....................................................................24
     Section 9.7.          Governing Law........................................................................24
     Section 9.8.          Severability.........................................................................24
     Section 9.9.          Publicity............................................................................24
     Section 9.10.         Assignment; Third Party Beneficiaries................................................24
     Section 9.11.         Knowledge and Awareness..............................................................24
     Section 9.12.         Construction.........................................................................25



                                              INDEX OF DEFINED TERMS

Agreement................................................................................................. Recitals
Buyer..................................................................................................... Recitals
Closing ..................................................................................................   ss.1.3
Closing Date .............................................................................................   ss.1.3
Confidential Information..................................................................................ss.2.18(g)
Consents..................................................................................................   ss.2.4
Delta..................................................................................................... Recitals
Delta Benefit Plans.......................................................................................  ss.2.11
Delta Contracts...........................................................................................  ss.2.13
Delta Employees...........................................................................................ss.2.12(a)
Delta Financial Statements................................................................................   ss.2.7
Delta Software............................................................................................ss.2.19(c)
Disclosure Schedule ......................................................................................  Art. II
Environmental Laws .......................................................................................ss.2.15(c)
Expiration Date...........................................................................................   ss.8.1
GAAP .....................................................................................................   ss.2.7
Governmental Authority ...................................................................................   ss.2.4
Holding................................................................................................... Recitals
Intellectual Property ....................................................................................  ss.2.18
Indemnified Party ........................................................................................ss.8.4(b)
Indemnifying Party .......................................................................................ss.8.4(b)
Licensed Intellectual Property ...........................................................................  ss.2.18
Liens.....................................................................................................ss.2.2(c)
Loss or Losses............................................................................................   ss.8.2
Management Stock..........................................................................................   ss.1.1
Material Adverse Effect ..................................................................................   ss.2.6
Minimum Claim ............................................................................................ss.8.4(a)
Non-Compete Period........................................................................................   ss.5.7
Owned Intellectual Property ..............................................................................  ss.2.18
Person....................................................................................................ss.4.2(a)
Purchase Price............................................................................................   ss.1.2
Purchased Stock...........................................................................................   ss.1.1
Primary Customers.........................................................................................   ss.2.5
Requisite Regulatory Approvals............................................................................ss.6.1(a)
Seller ................................................................................................... Recitals
Software..................................................................................................  ss.2.19
Standard Forms............................................................................................  ss.2.21
Tax Returns...............................................................................................  ss.2.10
Taxes.....................................................................................................  ss.2.10
Territory.................................................................................................ss.5.7(a)
Total Delta Stock......................................................................................... Recitals
Transferred Assets........................................................................................   ss.1.1
Transferred Liabilities...................................................................................   ss.1.1


                                                DISCLOSURE SCHEDULE

ss.1.1              Transferred Assets Trial Balance
ss.2.1(a)           Corporate Organization
ss.2.4              Required Consents
ss.2.5              Primary Customers
ss.2.7              Delta Financial Statements
ss.2.8              Exceptions to Absence of Change Representation
ss.2.9              Legal Proceedings
ss.2.11             Delta Benefit Plans
ss.2.11             Delta Employees
ss.2.13             Delta Contracts
ss.2.14             Undisclosed Liabilities
ss.2.17             Leased Real Property
ss.2.18             Intellectual Property and Exceptions to Representation
ss.2.20             Ongoing Projects
ss.2.21             Standard Forms of General Terms and Conditions of Delivery
                    and License Agreement


                                    EXHIBITS

A        Form of License Agreement

                           PURCHASE AND SALE AGREEMENT

         PURCHASE AND SALE AGREEMENT, dated as of February 29, 2000 (the "Agreement"), by and among ENGINEERING ANIMATION, INC., a Delaware corporation ("Seller"), EAI HOLDING GMBH, a German corporation ("Holding"), and DASSAULT SYSTEMES, a French corporation ("Buyer").

         WHEREAS, Seller has an indirect subsidiary, EAI -- Delta GmbH (formerly known as Delta Industrie Informatik GmbH) ("Delta"), which is engaged in the business of developing, marketing, supporting, licensing, enhancing and providing maintenance and other services with respect to, software tools to design, analyze, visualize and simulate a factory and to plan, design, and optimize manufacturing processes;

         WHEREAS, Delta has a stated capital of DM 1,075,000 and such capital is divided into eight shares (three shares with a nominal value of DM50,000, two shares with a nominal value of DM16,700, and shares with a nominal value of DM16,600, DM2,000 and DM873,000 (the "Total Delta Stock"), all of the Total Delta Stock being owned by Holding;

         WHEREAS, Seller and Buyer have determined that it is in the best interests of their respective companies and stockholders to consummate the transactions provided for in this Agreement in which, subject to the terms and conditions set forth herein, Buyer or a wholly-owned subsidiary shall purchase from a wholly-owned subsidiary of Seller capital stock of Delta;

         WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the transactions contemplated hereby and to establish certain conditions thereto;

         NOW,   THEREFORE,   in   consideration   of   the   mutual   covenants,
representations, warranties and agreements contained herein, the parties agree as follows:

ARTICLE I.

                                PURCHASE AND SALE

Section 1.1. Purchased Stock. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Holding shall sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase from Holding, free and clear of all Liens, all of the outstanding share capital (Stammkapital) of Delta (other than the DM33,400 capital being sold contemporaneously with the Closing of the transactions contemplated by this Agreement to certain members of the management of Delta) (the "Purchased Stock" (Geschaftsanteile)). The shares being purchased by the management of Delta are hereinafter referred to as the "Management Stock." The parties shall execute and deliver any other instruments, documents and certificates that are required to be delivered pursuant to this Agreement or are necessary to consummate the effective transfer of the Purchased Stock, including, without limitation, a transfer deed in the Federal Republic of Germany or Switzerland. Buyer acknowledges and agrees that prior to the Closing or as soon thereafter as is practicable, Seller and Delta shall have transferred to another subsidiary of Seller the employees and assets of Delta located in Munich, Federal Republic of Germany, which were economically merged into Delta as of January 1, 1999 when EAI--Deutschland GmbH merged with and into Delta, and any contract or portion thereof to which Delta is a party relating to Seller's other businesses and all liabilities associated with the foregoing. This business and associated liabilities relate to the distribution and service activity of Sellers' Open Enterprise Visualization business. Such transferred assets and liabilities (the "Transferred Assets" and "Transferred Liabilities") are set forth on the trial balance attached hereto as Section 1.1 of the Disclosure Schedule.

Section 1.2.  Purchase  Price.  The aggregate  purchase  price for the Purchased
Stock (the "Purchase Price") shall be US$30,036,837 and shall be payable to Holding at Closing, by wire transfer of funds to a designated account of Seller. In the event that the management of Delta does not purchase the Management Stock, Buyer shall purchase 100% of the outstanding share capital of Delta at a total price of US$31,000,000.

Section 1.3. Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated hereby (the "Closing") will take place at the offices of Seller's counsel in Chicago, on the first business day following the satisfaction or waiver of the latest to occur of the conditions set forth in Article VI, unless extended by mutual agreement of the parties (the "Closing Date"). The conditional (i.e., receipt of payment) transfer deed will be notarized by a Swiss notary and the costs of such notarization will be borne by Buyer. Buyer and Seller covenant and agree to work together to assure that such notarization and the Closing shall be accomplished in a single day.

ARTICLE II.

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Except as disclosed by Seller in the disclosure schedule delivered pursuant to this Agreement (the "Disclosure Schedule"), Seller represents and warrants to Buyer as follows:

Section 2.1.      Corporate Organization.

(a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Delta is a limited liability company duly organized and validly existing under the laws of the Federal Republic of Germany. Seller and Delta have the corporate power and authority to own or lease all of their properties and assets and to carry on their businesses as they are now being conducted. Section 2.1(a) of the Disclosure Schedule contains a true and correct copy of Delta's Articles of Association.

(b) Delta does not own, and has not owned, of record or beneficially, directly or indirectly, (i) any shares of outstanding capital stock or securities convertible into capital stock of any other corporation or (ii) any participating interest in any partnership, limited liability company, joint venture or other non-corporate business. Since its inception, Delta has not transferred any of its Intellectual Property to a third party other than through licensing in the ordinary course of business.

Section 2.2.      Capitalization.

(a) Delta has a total registered share capital (Stammkapital) in the nominal amount of DM1,075,000 all of which are owned by Holding. No shares of Delta capital stock are held in its treasury or reserved for issuance. All of the issued and outstanding shares of Delta capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Other than the obligation of Holding to sell the Management Stock, Delta does not have and is not bound by any outstanding subscriptions, options, convertible securities, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of its capital stock. Holding acquired all of the capital stock of Delta in December 1998, and Seller has not made, nor has the basis to make, any claim against the sellers of the Delta capital stock for indemnification or guaranty.

(b) Delta is not bound by any control, profit transfer or other agreement referred to in Sections 291 and 292 of the German Stock Corporation Act (Aktiengesetz) and no silent participants (stille Beteiligungen) or profit participating loans (partiarische Darlehen) exist with respect to the profits of Delta.

(c) Except as set forth on Section 2.4 of the Disclosure Schedule, the Purchased Stock is, and will be as of Closing, free and clear of all liens, pledges, charges, encumbrances or security interests of any kind (collectively, "Liens"). There are no existing options, calls, pre-emptive rights, warrants, subscriptions, convertible securities or other securities obligations or commitments of any kind relating to the Purchased Stock, except for obligations created hereunder.

Section 2.3.      Authority; No Violation.

(a) Seller has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Seller. Assuming authorized officers of Seller and Holding execute and deliver all documents, no other corporate proceedings on the part of Seller or Holding are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller and constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

(b) The execution and delivery of this Agreement by Seller, the consummation by Seller of the transactions contemplated hereby, and the compliance by Seller with the terms or provisions hereof, shall not (i) violate any provision of the Certificate of Incorporation or By-Laws of Seller or the Articles of Association (Gesellschaftsvertrag) of Delta, (ii) violate any law, statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Seller or Delta or any of Delta's properties or assets, or (iii) violate, conflict with, breach any provision of or result in the loss of any benefit or the increase in the amount of any liability or obligation under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any Liens upon any of Delta's properties or assets under any note, bond, mortgage, indenture, deed of trust, license, lease, contract, agreement or other instrument or obligation to which Delta is a party, or by which it or any of its properties or assets may be bound or affected.

Section 2.4. Consents and Approvals Except as set forth on Section 2.4 of the Disclosure Schedule, no consent, approval or authorization of, or withholding of objection on the part of, or filing, registration or qualification with, or notice to (collectively, the "Consents") any court, administrative agency, commission or other governmental authority or instrumentality, whether Federal, state, local or foreign (each a "Governmental Authority"), or with any third party are necessary in connection with the execution and delivery by Seller of this Agreement and the consummation by Seller of the transactions contemplated by this Agreement.

Section 2.5. Certain Customer Relationships. Section 2.5 of the Disclosure Schedule contains an accurate list of Delta's ten largest customers for fiscal year 1999 (the "Primary Customers"), together with the total 1999 revenues from each such Primary Customer. Delta has good relationships with each of the Primary Customers and Delta has not received any notice or otherwise has knowledge that any Primary Customer has or intends to cease to use the services of Delta or to reduce substantially the use of Delta's products or services.

Section 2.6. Compliance with Applicable Law. Delta holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its business and has complied with and is not in default under any law, statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction of any Governmental Authority applicable to Delta, other than licenses, franchises, permits or authorizations or failures to comply or defaults which, individually or in the aggregate, could not have a material adverse effect on the business, financial condition, assets, prospects or results of operation (a "Material Adverse Effect") of Delta.

Section 2.7. Financial Statements. Attached as Section 2.7 of the Disclosure Schedule are correct and complete copies of the following (collectively, the "Delta Financial Statements"): (a) the audited balance sheet of Delta as of December 31, 1997, and the related audited statement of income for the year ended December 31, 1997, and (b) the unaudited balance sheets of Delta as of December 31, 1998 and 1999 and the related unaudited statements of income for the years then ended. The Delta Financial Statements do not include the Transferred Assets or the Transferred Liabilities or the results of operation of the business associated with the Transferred Assets or Transferred Liabilities. The Delta Financial Statements fairly present, in all material respects, the financial position of Delta (excluding the Transferred Assets and Transferred Liabilities) as of the dates thereof, and the results of operations of Delta (excluding the results of operations associated with the Transferred Assets and Transferred Liabilities) for the respective fiscal periods or as of the respective dates thereof. Each of the Delta Financial Statements, including, in each case, any notes thereto, has been prepared in accordance with generally accepted accounting principles in the United States ("GAAP") consistently applied during the periods involved (except that the unaudited Delta Financial Statements do not contain footnotes). The books and records of Delta have been, and are being, maintained in all material respects in accordance with all applicable legal and accounting requirements. All financial statements of Delta have been duly and timely filed in proper form with the commercial register of Delta in the Federal Republic of Germany.

Section 2.8.      Absence of Certain Changes or Events.

(a) Since December 31, 1998, (i) Delta has not incurred any material liability not in the ordinary course of business, (ii) no event has occurred which, individually or in the aggregate, could have a Material Adverse Effect on Delta, and (iii) the business of Delta has been carried on in the ordinary and usual course.

(b) Except as set out in Section 2.8 of the Disclosure Schedule, since December 31, 1999, Delta has not (i) increased the salaries, wages, or other compensation, or pensions, fringe benefits or other perquisites payable to any director, executive officer or employee, or (ii) granted any severance or termination pay, or (iii) paid or accrued any bonuses or commissions, or (iv) suffered any strike, work stoppage, slowdown, or other labor disturbance.

Section 2.9.      Legal Proceedings and Restrictions.

(a) Except as set forth on Section 2.9 of the Disclosure Schedule, there are no actions, suits, proceedings, claims or investigations pending, or to the knowledge of Seller, threatened against or affecting Delta at law or in equity or before any Governmental Authority.

(b) There is no judgment, order, writ, decree, injunction or regulatory restriction imposed upon Seller or Delta or Delta's assets which has had, or could reasonably be expected to have, a Material Adverse Effect on Delta.

Section 2.10. Taxes and Tax Returns. All federal, state, local and foreign income, excise, customs, social security, property, sales, use, information, payroll and other tax returns and reports required to be filed by Seller or Delta with respect to Delta or its business (the "Tax Returns") have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed and (insofar as they relate to the activities of Delta) are true and complete in all material respects. All federal, state, local and foreign taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions, including without limitation social security charges, excise taxes and customs charges, which are shown to be due by the Tax Returns (the "Taxes") have been properly paid or accrued. Seller has not received any notice of assessment or proposed assessment by the Internal Revenue Service or any other taxing authority in connection with any Tax Returns and there are no pending tax examinations of or tax claims asserted against Seller, Delta or Delta's assets. Neither Seller nor Delta has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. The accruals and reserves for Taxes reflected in the Delta Financial Statements are adequate to cover all Taxes accruable for the periods covered therein (including interest and penalties thereon, if any) in accordance with GAAP.

Section 2.11. Delta Employee Benefits. Set forth in Section 2.11 of the Disclosure Schedule is a list and description of all material benefit plans generally applicable to the Employees of Delta which are currently in effect (the "Delta Benefit Plans"). Seller has made, or prior to the Closing Date will make, available to Buyer copies of the Delta Benefit Plans and all applicable amendments. All of the Delta Benefit Plans are in full force and effect as written, and all premiums, contributions and other payments required to be made by Delta under any of the Delta Benefit Plans have been made or accrued in accordance with the terms thereof, and all of such plans comply in all material respects with applicable laws.

Section 2.12.     Employment and Labor Relations.

(a) Section 2.12 of the Disclosure Schedule lists each employee who works for Delta (collectively, the "Delta Employees"), their respective places of work, start dates and current base salaries. The Delta Employees do not include any employee attributable to the Transferred Assets. There are no charges, complaints, investigations or litigation currently pending, or to the knowledge of Seller, threatened, against Delta, relating to alleged employment discrimination, unfair labor practices, equal pay discrimination, affirmative action noncompliance, occupational safety and health, breach of employment contract, employee benefit matters, wrongful discharge or other employment-related matters relating to the Delta Employees. There are no outstanding orders or charges against Delta under any applicable occupational safety and health laws in any jurisdiction in which Delta's business is conducted. Delta is not a party to any contracts with any labor union or employee association nor has Delta made commitments to or conducted negotiations with any labor union or employee association with respect to any future contracts. Delta is not aware of any current attempts to organize or establish any labor union or employee association with respect to any Delta Employee, and there is no existing or pending certification of any such union with regard to a bargaining unit.

(b) Delta is not a party to collective bargaining agreements  (Tarifvertrage) or
to  shop  agreements   (Betriebsvereinbarungen)  including  by  customary  habit
(betriebliche Ubung).

(c) Neither Seller nor any affiliates have made, independently of Delta, any undertakings to, or entered into any agreements with, any employee, labor union, workers' council or similar organization having any effect on past, present or future employees of Delta after the Closing.

Section 2.13. Contracts. Section 2.13 of the Disclosure Schedule lists or describes the following contracts, agreements, licenses, permits, arrangements, commitments or understandings (whether written or oral) which are currently in effect or which will, without any further action on the part of Delta become effective in the future, to which Delta is a party (collectively, the "Delta Contracts"):

(a) any agreement for the lease of personal property or real property to or from any person or entity that individually involves an expenditure by the lessee of in excess of US$50,000 in any one year;

(b) any agreement for the purchase, sale or distribution of products, materials, commodities, supplies or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration payable by any party in excess of US$50,000 in any one year;

(c) any agreement under which Delta has created, incurred, assumed or guaranteed any indebtedness for borrowed money or any agreement under which Delta has imposed a Lien on any of its assets which will not be released on or prior to Closing;

(d) any agreement with any director, officer, employee or shareholder of Delta;

(e) any agreement for the employment of any Delta Employee or consultant on a full-time, part-time, consulting or other basis;

(f) any agreement relating to any Intellectual Property (as that term is defined in Section 2.18) used by Delta, or that is licensed by Delta for use by others, including any joint development agreement with a university, governmental body or other third party;

(g) any agreement under which the consequences of a default, termination, non-renewal or acceleration could have a Material Adverse Effect on Delta; or

(h) any other agreement the performance of which involves consideration payable by any party in excess of US$50,000 in any one year.

         Seller has made available to the Buyer a correct and complete copy of each Delta Contract. Seller represents that (i) each Delta Contract is legal, valid, binding, enforceable and in full force and effect, (ii) the consummation of the transactions contemplated hereby will not cause a breach or termination of any Delta Contract nor effect a change in any of the terms of any Delta Contract, (iii) Delta is not, and, to Seller's knowledge, no other party is, in breach or default of any Delta Contract and no event has occurred which with notice or lapse of time, or both, would constitute a breach or default that would result in or permit termination, modification or acceleration under any Delta Contract, and (iv) Delta has not, and, to Seller's knowledge, no other party has, repudiated any provision of any Delta Contract.

Section 2.14.  Undisclosed Delta  Liabilities.  Except for liabilities listed on
Section 2.14 of the Disclosure Schedule and except for liabilities (i) that are fully reflected or reserved against on the December 31, 1999 unaudited balance sheet of Delta, or (ii) that were incurred in the ordinary course of business consistent with past practice since December 31, 1999 and do not exceed individually US$50,000, Delta has not incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due).

Section 2.15.     Environmental Liability.

(a) Seller has not received any notice, and does not otherwise have knowledge, of any claim, and no proceeding has been instituted raising any claim, against Delta or any predecessor of Delta or any of the real properties now or formerly owned, leased or operated by Delta or any predecessor of Delta or other assets of Delta or any predecessor of Delta alleging any damage to the environment or violation of any Environmental Laws.

(b) Seller does not have knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by Delta or any predecessor of Delta or to other assets of Delta or any predecessor of Delta or their use.

(c) For  purposes  of this  Agreement,  "Environmental  Laws"  means any and all
German federal, state, county, local and foreign laws, statutes, codes, ordinances, rules, regulations, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions, including, without limitation, those of all Member States of the European Union, relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

Section 2.16. Asset Ownership. Delta has, and will have at Closing, good and marketable title to, or a valid leasehold interest in, its tangible and intangible assets, except for the Transferred Assets or assets disposed of in the ordinary course of business prior to Closing. Delta's assets have not been pledged and are, and will be at Closing, free and clear of all Liens other than Liens related to tangible property leases or purchase money Liens on tangible property (e.g., car leases). Each of Delta's tangible assets is free from defects (patent and latent) other than defects that do not individually or in the aggregate materially impair its value or intended use, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used.

Section 2.17.     Real Property.  Delta does not own any real  property.
Section 2.17 of the Disclosure Schedule lists all real property which is leased to Delta. Seller has made available to Buyer correct and complete copies of each such lease. Seller represents that:

(a) each such lease is legal, valid, binding, enforceable and in full force and effect;

(b) the consummation of the transactions contemplated hereby will neither cause the termination of each such lease nor effect a change in any of its terms;

(c) Delta is not, and, to the knowledge of Seller, no other party to such lease is, in breach or default, and no event has occurred which, with notice or lapse of time, or both, would constitute a breach or default that would permit termination, modification or acceleration thereunder;

(d) neither Delta nor, to the knowledge of Seller, any other party to each such lease has repudiated or disputed any provision thereof;

(e)      there are no oral agreements in effect as to each such lease; and

(f) Delta has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in any leasehold.

Section 2.18.     Intellectual Property.

(a) Section 2.18(a) of the Disclosure Schedule sets forth a true and complete list of all registered or defined Owned Intellectual Property (as defined below) and a true and complete list of all Licensed Intellectual Property (as defined below). Delta (i) owns all of the Owned Intellectual Property, free and clear of any Liens, and (ii) has a valid license to all of the Licensed Intellectual Property used or held by Delta and necessary in the conduct of Delta's business. In the event that Buyer determines after the Closing that certain software products of Seller or its affiliates are necessary for the operation of the Software (whether embedded or as a prerequisite), Seller shall provide the necessary licenses for such continued use at no cost to Buyer and under conditions substantially similar to those of the License Agreement.

(b) The rights and/or use of Delta in or to Owned and/or Licensed Intellectual Property do not conflict with or infringe on the Intellectual Property rights of any other Person, and neither the Seller nor Delta has received any claim or written notice from any Person to such effect, nor to the knowledge of the Seller or Delta, has any such action been threatened.

(c) To the knowledge of the Seller and Delta, no Person is using any Intellectual Property that is confusingly similar to the Owned and/or Licensed Intellectual Property or that violates or infringes upon the Owned or Licensed Intellectual Property or upon the rights of Delta therein.

(d) The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Owned and/or Licensed Intellectual Property.

(e) With respect to all Owned Intellectual Property, to the knowledge of the Seller and Delta, the registered user provisions of nations requiring such registrations have been complied with. There are no registrations for patents or patents or applications for registration for patents and no patents held by assignment.

(f)      With respect to each license and sublicense for Licensed Intellectual
Property:

(i) Such license or sublicense is valid and binding and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license or sublicense;

(ii) Such license or sublicense will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such license or sublicense or otherwise give the licensor or sublicensor a right to terminate such license or sublicense;

(iii) With respect to each such license or sublicense: (A) neither the Seller nor Delta has received any notice of termination or cancellation under such license or sublicense and no licensor or sublicensor has any right of termination or cancellation under such license or sublicense except in connection with the default of Delta, and (B) neither the Seller nor Delta has granted to any other Person any rights, adverse or otherwise, under such license or sublicense;

(iv) Neither Delta (to the knowledge of the Seller) nor any other party to such license or sublicense is in breach or default in any material respect, and, to the knowledge of the Sellers, no event has occurred that, with notice or lapse of time would constitute such a breach or default, in any material respect, or permit termination, modification or acceleration under such license or sublicense.

(v) Neither the Seller nor Delta has granted any license or other right to any other Person with respect to the Owned Intellectual Property, except licenses to Delta customers under terms and conditions similar to the Standard Forms and the licenses with respect to the results of research granted and obtained by Delta in connection with MORPHA and IDEA Contracts, and except for the right to distribute Software granted to Kx Verksamhetsutveckling AB, which can be terminated without penalty by Delta on ninety (90) days' notice.

(g) Delta has taken all commercially reasonable steps customary in its business to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents, patent applications or registered copyright ("Confidential Information"). All officers and employees of Delta are under written obligation to Delta to maintain in confidence all Confidential Information acquired by them in the course of their employment and to assign to Delta all inventions made by them within the scope of their employment during such employment and for a reasonable period thereafter. All use, disclosure or appropriation of Confidential Information owned by Delta by or to a third party has been either pursuant to the terms of a written agreement between Delta and such third party or in circumstances where the lack of such written agreement has been commercially reasonable. All use, disclosure or appropriation of Confidential Information not owned by Delta has been pursuant to the terms of a written agreement between Delta and the owner of such Confidential Information, or is otherwise lawful.

         "Intellectual Property" means (a) inventions, whether or not patentable, whether or not reduced to practice, and whether or not yet made the subject of a pending patent application or applications, (b) ideas and conceptions of patentable subject matter, including, without limitation, any patent disclosures, whether or not reduced to practice and whether or not yet made the subject of a pending patent application or applications, (c) national (including the United States, Germany and France) and multinational statutory invention registrations, patents, patent registrations and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations) and all rights therein provided by international treaties or conventions and all improvements to the inventions disclosed in each such registration, patent or application, (d) trademarks, service marks, trade dress, logos, trade names and corporate names, whether or not registered, including all common law rights, and registrations and applications for registration thereof, including, but not limited to, all marks registered in the Trademark Offices of all nations throughout the world, and all rights therein provided by international treaties or conventions, (e) copyrights (registered or otherwise) and registrations and applications for registration thereof, and all rights therein provided by international treaties or conventions, (f) data bases (without limitation, data base architecture and data base content), files, documentation and other materials related thereto, (g) trade secrets, (h) confidential technology (including know-how and show-how), manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works.

         "Licensed   Intellectual  Property"  means  all  Intellectual  Property licensed or sublicensed to Delta from any Person and necessary in the conduct of the business of Delta.

         "Owned Intellectual Property" means all Intellectual Property in and to which Delta holds, or has a right to hold, right, title and interest and necessary in the conduct of the business of Delta.

Section 2.19.     Software.

(a) (i) The Software (as defined below) substantially conforms to the specifications and operational requirements set forth in its user documentation and related materials, and is free from material defects, errors, and faulty workmanship in accordance with customary industry practices; (ii) the source code of the Software is managed by a source management software which is accessible to the user and which contains sufficient and detailed comments regarding operation and revision history to enable a programmer of ordinary skill to be able to maintain the Software and to be able to prepare derivative versions of the Software; (iii) Delta has obtained all approvals necessary for exporting the Software outside Germany and importing the Software into any country in which the Software is now sold or licensed for use, and to the knowledge of the Seller, all such approvals are valid, current, outstanding and in full force and effect; and (iv) the Software, and every portion thereof, was authored (A) by an employee or employees of Delta working within the scope of their employment such that the contribution of such employee or employees to the Software constitutes a "work made for hire" as that term is defined under United States copyright law, or (B) by a Person that has executed a written assignment assigning all right, title, and interest in and to the portion of the software authored by that Person to Delta.

(b) All source code of the Software, software tools, library functions, and other software developed by Delta or by any third party that is currently utilized in the development of the Software or that is required to operate or modify the Software is in the possession of Delta. Delta has the unlimited and unfettered right to use such source code and has the right to use software tools, library functions, and other software to the extent necessary to conduct and to continue to conduct their business.

(c) As of the date hereof, all computer software used in the business of Delta including, without limitation, all of the Software and the environment (including without limitation, the operating systems) in which such Software was developed (collectively, the "Delta Software"), operates without error relating to the year 2000, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century. All customers of Delta have been informed that the version of the Software used by such customer is Year 2000 compliant as set forth in the preceding sentences.

         "Software" means all computer software and past and present versions thereof developed, manufactured, sold, marketed or currently under development by Delta, including, without limitation, Ergo Pro, Ergo DFA, Ergo TEK, Ergo MAS, Ergo time, Ergo SIM, Ergo MAN, Ergo FAB, IPD, EU Check (all versions through 5.0) and Delta copyrightable work developed in connection with the MORPHA and IDEA projects, as well as past and present versions of all computer software developed by Delta for any Person, and including, but not limited to, source code, object code, run time, data base, objects, comments, screens, user interfaces, report formats, templates, menus, buttons and icons, and all files, data, materials, manuals, design notes and other items and documentation related thereto or associated therewith.

Section 2.20. Ongoing Projects. Section 2.20 of the Disclosure Schedule contains a list of all significant ongoing business projects of Delta as of February 10, 2000 and all funded development as of February 27, 2000. Delta shall be entitled to all revenues related to business projects and development work to be performed after the Closing. All prepayments made by Delta customers for work to be performed by Delta were made to Delta and accounted for as such. With respect to pilot projects for Delta products, including those presented to customers by distributors of Delta products, Seller shall use its reasonable best efforts to give the benefit of such pilot projects and resulting customer relationship to Delta.

Section 2.21.  General Terms and Conditions and License  Agreement.  Attached to
Section 2.21 of the Disclosure Schedule are copies of Delta's General Conditions and Terms of Delivery and its standard license agreement in English (the "Standard Forms").

Section 2.22. Broker's Fees. Except for Goldman Sachs & Co. and Colonnade Advisors LLC, neither Seller nor Delta has employed any person or entity as a broker, finder or agent or incurred any liability for any broker's fees, finder's fees or other commission in connection with the transactions contemplated by this Agreement. Neither Delta nor Buyer shall be liable for any such fees or commissions.

Section 2.23. Disclosure. No representation or warranty by Seller contained in this Agreement (including the Disclosure Schedule referred to herein) contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein not misleading, or necessary in order to provide a prospective purchaser of Delta with adequate information as to Delta and its operations, liabilities or condition (financial and otherwise).

ARTICLE III.

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as follows:

Section 3.1. Corporate Organization. Buyer is a corporation duly organized and validly existing under the laws of France. Buyer has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted.
Section 3.2.      Authority; No Violation.

(a) Buyer has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. No corporate proceedings on the part of Buyer are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

(b) The execution and delivery of this Agreement by Buyer, the consummation by Buyer of the transactions contemplated hereby, and the compliance by Buyer with the terms or provisions hereof, will not (i) violate any provision of the charter or organic documents of Buyer, (ii) violate any law, statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Buyer or any of its properties or assets, or (iii) violate, conflict with, breach any provision of or result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of Buyer under any note, bond, mortgage, indenture, deed of trust, license, lease, contract, agreement or other instrument or obligation to which Buyer is a party, or by which it or any of its properties or assets may be bound or affected.

Section 3.3. Consents and Approvals. Except for clearance under the competition laws of the Federal Republic of Germany, no Consents from any Governmental Authority or any third party are necessary in connection with the execution and delivery by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated by this Agreement.

Section 3.4. Broker's Fees. Buyer has not employed any person or entity as a broker, finder or agent or incurred any liability for any broker's fees, finder's fees or other commission in connection with the transactions contemplated by this Agreement.

ARTICLE IV.

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 4.1. Conduct of Business Prior to Closing. During the period from the date of this Agreement to the Closing Date, except as expressly contemplated or permitted by this Agreement, Seller and Delta shall (i) conduct Delta's business in the usual, regular and ordinary course consistent with past practice, (ii) use their reasonable efforts to maintain and preserve intact Delta's business and its advantageous business relationships and retain the services of the Delta Employees, and (iii) take no action which would adversely affect or delay the ability of Buyer or Seller to obtain any necessary approvals of any Governmental Authority required for the transactions contemplated hereby or to perform their covenants and agreements under this Agreement.

Section 4.2. Seller Forbearances. During the period from the date of this Agreement to the Closing Date, except as expressly contemplated or permitted by this Agreement, neither Seller nor Delta shall, without the prior written consent of Buyer:

(a) adjust, split, combine or reclassify any capital stock of Delta; (ii) make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of Delta capital stock or any securities or obligations convertible into or exchangeable for any shares of Delta capital stock, (iii) grant any other individual, partnership, limited liability company, corporation or other entity (collectively, "Person") any right to acquire any shares of Delta capital stock, or (iv) issue any additional shares of Delta capital stock;

(b) sell, transfer, mortgage, encumber or otherwise dispose of any of Delta's assets to any Person, or cancel or release any indebtedness or claims owed to or held by Delta, except in the ordinary course of business consistent with past practice;

(c) except for transactions in the ordinary course of business consistent with past practice, enter into or terminate any Delta Contract, or change any terms in any Delta Contract, other than renewals or changes in immaterial terms thereof;

(d) increase in any manner the compensation or fringe benefits of any of the Delta Employees other than in the ordinary course of business consistent with past practice, pay any pension or retirement allowance not required by any existing plan or agreement to any Delta Employee, or become a party to, amend or commit itself to, any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any Delta Employee;

(e)      amend Delta's Articles of Association; or

(f) take any action that is intended or may  reasonably be expected to result in
(i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or (ii) any of the conditions to the transactions contemplated hereby set forth in Article VI not being satisfied or
(iii) any violation of any provision of this Agreement, except, in each case, as may be required by applicable law.

ARTICLE V.

                              ADDITIONAL AGREEMENTS

Section 5.1. Regulatory and Other Matters. The parties shall cooperate with each other and use their best efforts to prepare and file promptly all necessary documentation to effect all applications, notices, petitions and filings and to obtain as promptly as practicable all Consents of Governmental Authorities and third parties which are necessary or advisable to consummate the transactions contemplated by this Agreement, and the parties shall keep each other apprised of the status of matters relating to completion of the transactions contemplated herein.

Section 5.2. Access to Information. Upon reasonable notice, Seller shall afford to the officers, employees, accountants, counsel and other representatives of Buyer access during normal business hours during the period prior to the Closing Date to Delta's books and records, properties and contracts, and, during such period, Seller shall make available to Buyer all information concerning Delta and its assets and personnel as Buyer may reasonably request. Following the Closing Date, Buyer shall afford the officers, employees, accountants, counsel and other representatives of Seller access during normal business hours to Delta and the books and records of Delta for the purposes of completing its financial statement audits and its Tax Returns or any review or audit thereof.

Section 5.3. Additional Agreements. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement or to vest Buyer with full title to the Purchased Stock, the proper officers and directors of each party to this Agreement shall take all such necessary or advisable action.

Section 5.4. Advice of Changes. Seller shall promptly advise Buyer of any change or event which is likely to have a Material Adverse Effect on Delta or which Seller believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein.

Section 5.5. Post-Closing Remittances. If, after the Closing Date, Seller or Delta shall receive any remittance from any account debtors owed to the other, Seller or Delta, as the case may be, shall endorse such remittance or otherwise forward it to the other promptly following receipt thereof.

Section 5.6. Intercompany Debt; Intercompany Agreements. Buyer agrees that (i) all intercompany debt between Delta and Seller or one of Seller's subsidiaries as it exists on the Closing Date (other than the debt invoiced by Seller for Kurt Schifstad which shall be a Transferred Liability) shall become third party debt as of the Closing, and (ii) Buyer shall repay such debt in full within thirty (30) days of the Closing Date. Seller agrees and represents that the intercompany debt shall not exceed US$2,750,000 as of the Closing Date. As of closing, except for agreements related to such intercompany debt, the agreement with Kx Verksamhetsutveckling AB and the License Agreement, any and all agreements between Delta and Seller or one of Seller's subsidiaries shall terminate.

Section 5.7. Non-Competition. As a material inducement for Buyer to enter into and consummate the transactions contemplated by this Agreement, Seller shall not, for the period set forth below (the "Non-Compete Period"):

(a) Directly or indirectly, on its own behalf, or on behalf of any other Person, and whether acting as an owner, partner or agent, engage in a business in the United States or any other place where Buyer conducts its business on the Closing Date (the "Territory") that competes with the products of Delta as such exist on the Closing Date;

(b) Directly or indirectly solicit, attempt to solicit, or otherwise divert, or attempt to divert, any participant, supplier or customer of Delta for a purpose or with a result that is competitive with the products of Delta as such exist on the Closing Date; or

(c) Directly or indirectly recruit, solicit or otherwise induce any Delta Employee to terminate his or her employment with Delta.

         Notwithstanding any of the foregoing, Seller and its subsidiaries and affiliates shall in no way be restricted by the provisions of this Section 5.7 from licensing its enterprise-wide visualization technology to end-users, either directly or indirectly, for use in information sharing, information management, visualization, collaboration or publishing of information functions. The Non-Compete Period shall be five (5) years from the Closing Date.

         If any court of competent jurisdiction shall finally hold that the time, territory or any other provision set forth in this Section 5.7 constitutes an unreasonable restriction, such provision of this Section 5.7 shall not be rendered void, but shall apply as to such time, territory or to such other extent as such court may determine constitutes a reasonable restriction under the circumstances involved.

Section 5.8. Website Link; Name of Delta. Seller agrees that, for a reasonable period not to exceed three (3) months after the Closing, Seller shall post a notice on the "EAI-Delta.de" website regarding the sale of Delta and provide a link to a website designated by Buyer. The content of such website shall be Delta's to the extent that it relates to Delta or its products or services. Buyer agrees that within four (4) weeks of the Closing, it shall change the name of Delta to delete any reference to Seller.

Section  5.9.  Other  Employees.  Seller  shall  cooperate  with  Buyer  in  its solicitation of (i) Brian Barnes (Southfield), (ii) Richard Jackson (Southfield), (iii) Peter Busch (France), (iv) William Grifen (Munich), and (v) six to eight employees from Kx Verksamhetsutveckling AB to be agreed upon by the parties, giving priority to those trained on Delta's products, to become employees of Buyer or one of its subsidiaries.

Section 5.10. Employee Stock Options. As of the Closing, Seller shall accelerate the vesting of all options granted to Delta Employees in November 1999 and shall extend the exercise period for such options through June 30, 2000.

ARTICLE VI.

                              CONDITIONS PRECEDENT

Section 6.1. Conditions to Each Party's Obligation To Close. The respective obligation of each party to close the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

(a) Approvals and Consents. All regulatory approvals required to consummate the transactions contemplated hereby, including, without limitation, German Cartel Office clearance, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals"), and all material Consents, if any, required as a closing condition shall have been obtained and shall remain in full force and effect.

(b) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any Governmental Authority or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect. No law, statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits, materially restricts or makes illegal the consummation of the transactions contemplated by this Agreement.

(c) License Agreement. The parties shall have entered into the License Agreement, substantially in the form Exhibit A and shall have agreed to the listings required for Exhibits A and B to the License Agreement.

(d) German Process. The parties shall have entered into a transfer deed satisfying the requirements of German law for the effective transfer of the Purchased Stock and shall have taken any other steps necessary under applicable German law to transfer the Purchased Stock.

Section 6.2. Conditions to Obligations of Buyer. The obligation of Buyer to close the transactions contemplated hereby is also subject to the satisfaction or waiver by Buyer at or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties of Seller set forth in this Agreement that are qualified with reference to a Material Adverse Effect or materiality shall be true and correct, and the representations and warranties of Seller that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. Buyer shall have received a certificate signed on behalf of Seller by an authorized officer, to the foregoing effect.

(b) Performance of Obligations of Seller. Seller shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Buyer shall have received a certificate signed on behalf of Seller by an authorized officer to such effect.

(c) Closing Certificates. Buyer shall have received from Seller such customary closing documents and certificates as Buyer or its counsel shall reasonably request.

(d) Material Adverse Change. There shall not have occurred any change which would constitute a Material Adverse Effect on Delta.

Section 6.3. Conditions to Obligations of Seller. The obligation of Seller to close the transactions contemplated hereby is also subject to the satisfaction or waiver by Seller at or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties of Buyer set forth in this Agreement that are qualified with a reference to materiality shall be true and correct, and the representations and warranties of Buyer that are not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. Seller shall have received a certificate signed on behalf of Buyer by an authorized officer to the foregoing effect.

(b) Performance of Obligations of Buyer. Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Seller shall have received a certificate signed on behalf of Buyer by an authorized officer to such effect.

(c) Closing Certificates. Seller shall have received from Buyer such customary closing documents and certificates as Seller or its counsel shall reasonably request.

ARTICLE VII.

                            TERMINATION AND AMENDMENT

Section 7.1. Termination. This Agreement may be terminated at any time prior to the Closing:

(a)      by mutual consent of Buyer and Seller in a written instrument;

(b) by either Buyer or Seller if any Governmental Authority which must grant a Requisite Regulatory Approval has denied approval of the transactions contemplated hereby, or any Governmental Authority of competent jurisdiction shall have issued an order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

(c) by either Buyer or Seller if the Closing shall not have occurred on or before April 3, 2000 unless the failure to close by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth in this Agreement; or

(d) by Seller (after consulting with its legal counsel), if such action is required for the Board of Directors to comply with its fiduciary duties to Seller and its stockholders.

Section 7.2. Effect of Termination. In the event of termination of this Agreement by either Buyer or Seller as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, and neither Buyer or Seller nor any of their directors or officers shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) this Section 7.2 and Sections 9.1 and 9.2 shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, neither Buyer nor Seller shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

Section 7.3. Amendment; Extension; Waiver. At any time prior to the Closing Date, the parties hereto may, to the extent legally allowed, (i) amend any term or provision of this Agreement, (ii) extend the time for the performance of any of the obligations or other acts of the parties hereto, (iii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iv) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such amendment, extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such amendment, extension or waiver or failure to insist on strict compliance with any obligation, covenant, agreement or condition in this Agreement shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE VIII.

                          SURVIVAL AND INDEMNIFICATION

Section 8.1. Survival of Representations, Warranties and Covenants. All representations and warranties of each party contained in this Agreement shall survive the Closing, for a period ending on the second anniversary of the Closing, except that: (a) the representations and warranties as to title to the Purchased Stock shall survive without limitation, (b) the representations and warranties set forth in Section 2.10 shall survive until the applicable statute of limitations has run, and (c) the representations and warranties set forth in
Section 2.18 shall survive until the tenth anniversary of the Closing. The covenants and agreements contained herein shall survive the Closing without limitation as to time unless the covenant or agreement specifies a term, in which case such covenant or agreement shall survive for such specified term. The respective expiration dates for the survival of the representations and warranties and the covenants shall be referred to herein as the relevant "Expiration Date." The right to indemnification or any other remedy based on representations, warranties, covenants and obligations in this Agreement shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification or any other remedy based on such representations, warranties, covenants and obligations.

Section 8.2. Indemnification by Buyer. Buyer agrees to indemnify, defend and hold Seller and its officers, directors, employees and agents, harmless from and against any and all Liabilities and against all claims in respect thereof (including interest, penalties and fees and amounts paid in settlement and reasonable costs of investigation herein referred to collectively as "Losses" or individually as "Loss") suffered or incurred by reason of (a) any untrue representation of, or breach of warranty by, Buyer in this Agreement, notice of which is given to Buyer prior to 30 days following the relevant Expiration Date;
(b) any nonfulfillment of any covenant or agreement of Buyer in this Agreement; and (c) enforcing the indemnification rights of the Sellers pursuant to this
Section 8.2.

Section 8.3. Indemnification by Seller. Seller agrees to indemnify, defend and hold Buyer and Delta and their respective officers, directors, employees, and agents harmless from and against all Losses suffered or incurred by reason of
(a) any untrue representation of, or breach of warranty by, Seller in this Agreement, notice of which is given to Seller on or prior to 30 days following the relevant Expiration Date; (b) any nonfulfillment of any covenant or agreement of Delta (as to pre-closing covenants only) or Seller, in this Agreement; (c) the Transferred Assets and Transferred Liabilities; and (d) enforcing the indemnification rights of Buyer pursuant to this Section 8.3.

Section 8.4.      Claims for Indemnification.

(a) General. Notwithstanding the provisions of Sections 8.2 and 8.3, to the extent that (i) Buyer incurs a Loss under Section 8.3(a), or (ii) Seller incurs a Loss under Section 8.2(a), the other party shall be required to indemnify and hold harmless the party incurring the Loss with respect to such Loss only with respect to any Loss which individually exceeds US$10,000 (each a "Minimum Claim") and in any event only if the aggregate of all Minimum Claims by such party exceeds US$350,000, in which case, the other shall be liable for the full amount of all such claims up to an amount equal to the Purchase Price; provided, that the foregoing limits do not apply with respect to any fraudulent breach of any representation or warranty or any claims with respect to Transferred Assets or Transferred Liabilities.

(b) Timing and Notice. The parties intend that all indemnification claims be made as promptly as practicable by the party seeking indemnification (the "Indemnified Party"). Whenever any claim shall arise for indemnification, the Indemnified Party shall promptly notify the party from whom indemnification is sought ("Indemnifying Party") of the claim, and the facts constituting the basis for such claim. The failure to so notify the Indemnifying Party shall not relieve the Indemnifying party of any liability that it may have to the Indemnified Party, except to the extent the Indemnifying Party demonstrates that the defense of such action is materially prejudiced thereby.

(c) Claims by Third Parties. With respect to claims made by third parties, the Indemnifying Party, upon acknowledgment of its liability for the claim, shall be entitled to assume control of the defense of such action or claim with counsel reasonably satisfactory to the Indemnified Party; provided, that:

     (i) the Indemnified Party shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim;

     (ii) no Indemnifying Party shall consent to the entry of any judgment or enter into any settlement without the consent of the Indemnified Party (A) if such judgment or settlement does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all liability in respect to such claim, (B) if such judgment or settlement would result in the finding or admission of any wrongdoing or violation of Law, or (C) if as a result of such consent or settlement, injunctive or other equitable relief would be imposed against the Indemnified Party or such judgment or settlement could interfere with or adversely affect the business, operations or assets of the Indemnified Party; and

     (iii) if the Indemnifying Party does not assume control of the defense of such claim in accordance with the foregoing provisions within ten days after receipt of notice of the claim or, if having taken over such defense does not in the reasonable opinion of the Indemnified Party proceed diligently to defend such claim, the Indemnified Party shall have the right to defend such claim in such manner as it may deem appropriate at the cost and expense of the Indemnifying Party pursuant to the terms of this Agreement. The Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party shall make in good faith with respect to such claim, and the Indemnifying Party shall promptly reimburse the Indemnified Party therefore in accordance with this
Article VIII.

Section 8.5. Insurance  Proceeds.  The amount of indemnity payable under Section
8.2 or 8.3 above shall be reduced by (or, if the indemnity has already been paid, a refund given for) any insurance proceeds actually received by the Indemnified Party to the extent the premiums with respect to such proceeds were paid by the Indemnifying Party.

ARTICLE IX.

                               GENERAL PROVISIONS

Section 9.1. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense; provided that Delta shall not incur any expenses in connection with this Agreement or the transactions contemplated herein.

Section 9.2. Confidential Nature of Information. Each party agrees that it will treat in confidence all documents, materials and other information which it shall have obtained regarding the other party during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for herein and the preparation of this Agreement and other related documents, and, in the event the transactions contemplated hereby shall not be consummated, each party will return to the other party all copies of nonpublic documents and materials which have been furnished in connection therewith. Such documents, materials and information shall not be communicated to any third Person (other than to its counsel, accountants or financial advisors). No other party shall use any confidential information in any manner whatsoever except solely for the purpose of evaluating the proposed purchase and sale of the Purchased Stock; provided, however, that after the Closing Buyer may use or disclose any confidential information of Delta. The obligation of each party to treat such documents, materials and other information in confidence shall not apply to any information which (i) is or becomes available to such party from a source other than such party, (ii) is or becomes available to the public other than as a result of disclosure by such party or its agents, (iii) is required to be disclosed under applicable law or judicial process, but only to the extent it must be disclosed, or (iv) such party reasonably deems disclosure necessary to obtain any of the consents or approvals contemplated hereby. Seller recognizes that it has had access to confidential and proprietary information of Delta, in particular trade secrets and know-how, and covenants and agrees that it shall cease using such information for any purpose following the Closing and shall not disclose such information to any Person.

Section 9.3. Notices. All notices and other required communications hereunder shall be in writing and shall be deemed given: if delivered personally, when so delivered; if telecopied, on the date telecopied (provided there is written confirmation of receipt and a confirming notice or communication is delivered in the manner set forth herein); if mailed by registered or certified mail (postage prepaid and return receipt requested), on the date five days after deposit in the mail; or if delivered by overnight courier (with written confirmation of delivery to such courier), on the next business after such delivery, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)      if to Seller, to:

                  Engineering Animation, Inc.
                  2321 North Loop Drive
                  Ames, Iowa 50010
                  Attention:  Jamie A. Wade
                  Fax:  (515) 296-9020

                  with a copy to:

                  Gardner, Carton & Douglas
                  321 North Clark Street, 34th Floor
                  Chicago, Illinois 60610
                  Attention:  George C. McKann
                  Fax:  (312) 644-3381

         and

(b)      if to Buyer, to:

                  Dassault Systemes
                  9 quai Marcel Dassault, B.P. 310
                  Suresnes Cedex 92156
                  France
                  Attention:  Thibault de Tersant and Martine Wallimann
                  Fax:  33 1 42 04 45 81

                  with a copy to:

                  Shearman & Sterling
                  599 Lexington Avenue
                  New York, New York 10022

                  Attention:  Alfred M. Ross, Jr. and Howard Sutherland
                  Fax:  (212) 848-7179

Section 9.4. Interpretation. When a reference is made in this Agreement to Sections, Schedules or Exhibits, such reference shall be to a Section of or Schedule or Exhibit to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No provision of this Agreement shall be construed to require Seller, Buyer or any of their respective affiliates to take any action which would violate any applicable law, rule or regulation.

Section 9.5. Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement.

Section 9.6. Entire Agreement. This Agreement (including the Disclosure Schedule, Exhibit A, documents and instruments referred to herein) constitutes the entire agreement of the parties and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

Section 9.7. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law which would result in the application of any other law.

Section 9.8. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

Section 9.9. Publicity. Except as otherwise required by applicable law or the rules of the Nasdaq National Market or other securities market, neither Buyer nor Seller shall, or shall permit any of their respective affiliates to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the prior consent of the other party, which consent shall not be unreasonably withheld.

Section 9.10. Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations set forth herein shall be assigned by either of the parties (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. This Agreement (including the Disclosure Schedule, Exhibits, documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

Section 9.11. Knowledge and Awareness. As used in this Agreement, "knowledge" or "awareness" of any entity means the actual knowledge or awareness of such entity's senior executive officers and the knowledge such senior executive officers would have after reasonable inquiry.

Section 9.12. Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumptions or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any Federal, state, county, local or foreign law or statute shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

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





         IN WITNESS WHEREOF, Seller and Buyer have caused this PURCHASE AND SALE AGREEMENT to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                                     ENGINEERING ANIMATION, INC.


                                                     By:/s/ Jamie A. Wade
                                                     Name:  Jamie A. Wade
                                                     Its:   Vice President

                                                     EAI HOLDING GMBH


                                                     By:/s/ Jamie A. Wade
                                                     Name:  Jamie A. Wade
                                                     Its:   Managing Director

                                                     DASSAULT SYSTEMES


                                                     By:/s/ Thibault de Tersant
                                                     Name:  Thibault de Tersant
                                                     Its:   Executive
                                                            Vice President